UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NAIC GROWTH FUND, INC.

(Exact name of registrant as specified in its charter)

Maryland	31-1274796
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

711 West 13 Mile Road, Madison Heights, Michigan 48071
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered

Common Stock, $0.001 par value	American Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	Not applicable.
Securities to be registered pursuant to Section 12(g) of the Act:	None.

This Form 8-A/A amends Registrant’s registration statement on Form 8-A as filed with the Securities and Exchange Commission on June 23, 1994 (the “Registration Statement”), and is being filed primarily to disclose the change to the exchange on which Registrant’s Common Stock is to be registered to the American Stock Exchange LLC.

Item 1.  Description of Registrant’s Securities to be Registered.

The securities of Registrant to be registered hereby are its shares of Common Stock, $0.001 par value. The description of the Common Stock contained in the section titled “Description of Shares” in the prospectus included in Registrant’s registration statement on Form N-2, as amended (File Nos. 333-99689 and 811-05807) filed on October 8, 2004, is incorporated herein by reference and shall be deemed a part hereof except that the disclosure in the “Description of Shares” under the subheading, “Repurchase of Shares,” permitting the repurchase of Common Stock by Registrant when the shares are trading at a discount of 10% or more below net asset value in accordance with the Investment Company Act of 1940 was amended by the Board of Directors of Registrant in April 2006 to permit such repurchases when the shares of Common Stock are trading at a discount of 15% or more below net asset value.

Item 2.  Exhibits.

Under “Instructions as to Exhibits,” no exhibits are required to be filed because no other securities of the Registrant are to be registered on the American Stock Exchange LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 10, 2007

NAIC GROWTH FUND, INC.

By: /s/ Luke E. Sims

Luke E. Sims

President